                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             OLD SECOND BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         [OLD SECOND BANCORP BANKS LOGO]
             37 South River Street/ Aurora, IL 60507/ (630) 892-0202

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 17, 2001

                 TO THE STOCKHOLDERS OF OLD SECOND BANCORP, INC.

The Annual Meeting of Stockholders of Old Second Bancorp, Inc., will be held on Tuesday, April 17, 2001, at 11:00 a.m., central time, at the Corporation's premises at 37 South River Street, Aurora, Illinois, for the following purposes:

          1. The election of four directors to serve for a term of three years. The Board of Directors' nominees are listed in the Proxy Statement;

          2. The ratification and approval of the selection of Ernst & Young LLP, as the Corporation's independent accountants for the fiscal year ending December 31, 2001; and

          3. The transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors of the Corporation has fixed the close of business on March 5, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and at any and all postponements or adjournments thereof.

                                        By Order of the Board of Directors

                                        /s/ James Benson
                                        James Benson
                                        Chairman


                                        /s/ William Skoglund
                                        William Skoglund
                                        Chief Executive Officer
                                        and President

Aurora, Illinois
March 13, 2001

                             YOUR VOTE IS IMPORTANT
Even if you plan to attend the meeting in person, please date, sign, and return your Proxy in the enclosed envelope. Prompt response is helpful and your cooperation will be appreciated.

                            OLD SECOND BANCORP, INC.
             37 South River Street/Aurora, IL 60507/ (630) 892-0202

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Old Second Bancorp, Inc., a Delaware corporation (the "Corporation"), of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Corporation's premises at 37 South River Street, Aurora, Illinois on April 17, 2001 at 11:00 a.m., central time, and at any and all postponements or adjournments thereof.

A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy. Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted: (i) for the election of the nominees for director named in this Proxy Statement; (ii) for the ratification and approval of the selection of Ernst & Young LLP as the Corporation's independent accountants for the fiscal year ending December 31, 2001; and (iii) in the discretion of the named proxies upon such other matters as may properly come before the meeting or at any postponement of adjournment thereof.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Since the four nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies which are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. Ratification and approval of the selection of Ernst & Young LLP as the Corporation's independent accountants requires the affirmative vote of at least a majority of the votes cast at the meeting on such matter. Shares represented by proxies which are marked "abstain" as to any such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter. Proxies relating to "street name" shares which are not voted by brokers on one matter will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast as to such matter not voted upon.

A copy of the Corporation's Annual Report for the fiscal year ended December 31, 2000, which includes audited financial statements, is enclosed. This Proxy Statement was mailed to stockholders on or about March 13, 2001.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers to file reports of ownership and changes in ownership of the Corporation's Common Stock with the Securities and Exchange Commission. The Corporation is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers in fiscal 2000. Under the Section 16(a) rules and subject to certain exceptions, directors and executive officers are required to file a Form 4 on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred. There are no delinquent filings to report for the fiscal year ended December 31, 2000.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only holders of Common Stock of record at the close of business on March 5, 2001, will be entitled to vote at the Annual Meeting of Stockholders. At such date, the Corporation had outstanding 5,832,094 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted at the meeting.

To the best of the knowledge of the Corporation, no person, other than the Trust Department of The Old Second National Bank of Aurora ("Old Second"), and the Banc Funds, Chicago, Illinois owned beneficially more than 5% of the outstanding voting securities of the Corporation as of December 31, 2000.


---------------------------------------------------------------------------------------
NAME & ADDRESS                                    NUMBER AND PERCENT OF SHARES
                                                            BENEFICIALLY OWNED
---------------------------------------------------------------------------------------
Old Second Bancorp, Inc.  (1)                                  418,854 (7.18%)
Profit Sharing Plan & Trust
37 South River Street
Aurora, Illinois 60507

Banc Funds  (2)                                                384,456 (6.59%)
208 South LaSalle Street
Chicago, Illinois 60604
---------------------------------------------------------------------------------------

(1) In addition, as of December 31, 2000, Old Second held in its Trust Department, in various fiduciary capacities (other than as trustee of the Corporation's Profit Sharing Plan and Trust), 669,973 shares of the Corporation's Common Stock, or 11.48%, of the total outstanding shares. Old Second had full voting power with respect to 346,846 of such shares and no voting power with respect to the remaining shares. Old Second had full investment power with respect to 212,944 shares and shared investment power with respect to 156,593 shares.
(2) Of said shares, 22,402 shares of Common Stock are beneficially owned by BF III, 68,674 shares of Common Stock are beneficially owned by T III, 113,550 shares of Common Stock are beneficially owned by BF IV, and 179,830 shares of Common Stock are beneficially owned by BF V. Each fund disclaims beneficial ownership of the shares of Common Stock beneficially owned by each other fund.

The following table sets forth information as of December 31, 2000, with respect to the ownership of shares of the Corporation's Common Stock held by each director, director nominee, each executive officer, and all directors, and executive officers of the Corporation as a group based solely upon information received from such persons.


-----------------------------------------------------------------------------------------------------------
                               COMMON STOCK BENEFICIALLY OWNED (1)
   NAME                                                NUMBER OF SHARES               PERCENTAGE
-----------------------------------------------------------------------------------------------------------
   Walter Alexander                                              38,784                      .66%
   James Benson  (2)                                            118,237                     2.02%
   Edward Bonifas  (3)                                            3,349                      .05%
   J. Douglas Cheatham  (4)                                       1,333                      .02%
   Marvin Fagel                                                  14,152                      .24%
   William Kane                                                   5,000                      .08%
   Kenneth Lindgren                                              34,000                      .58%
   Jesse Maberry                                                 13,310                      .22%
   Gary McCarter                                                  1,382                      .02%
   D. Chet McKee                                                 11,832                      .20%
   William Meyer                                                 21,139                      .36%
   Gerald Palmer                                                  1,000                      .01%
   James Carl Schmitz  (5)                                      262,820                     4.50%
   William B. Skoglund  (6)                                      43,397                      .74%
   All Directors, Director Nominees and
   Executive Officers as a group (14 persons)                   569,735                     9.76%
-----------------------------------------------------------------------------------------------------------

(1) Includes ownership of securities by spouse (even though any beneficial interest is disclaimed), and in the Corporation's Profit Sharing Plan and Trust and the Corporation's Salary Savings Plan.
(2) Mr. Benson reached the mandatory retirement age of 70 on October 1, 2000. He will continue to serve as Chairman of the Board of the Corporation through December 31, 2001 and assumes Senior Director status for a period of three years. See "Employment Contracts". Of the shares noted, 68,167 are held in Profit Sharing and 4,543 are held in 401(k).
(3) Mr. Bonifas was appointed to the Board in October of 2000 to fill the unexpired term of Larry Schuster, who resigned in April 2000.
(4) Includes 833 shares issuable pursuant to options held by Mr. Cheatham as an executive officer.
(5) The number of shares for Mr. Schmitz includes 262,720 shares held in the Schmitz Family Trusts over which Mr. Schmitz has voting control.
(6) Includes 24,666 shares issuable pursuant to options held by Mr. Skoglund. Also includes 14,435 shares held in Profit Sharing and 4,096 shares held in 401(k).

                              ELECTION OF DIRECTORS

Under the Corporation's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, approximately equal in number. Each year the stockholders are asked to elect the members of a class for a term of three years. This year four nominees named below have been recommended for election as directors for a term ending at the Annual Meeting in 2004 or until their successors are elected.

The Board of Directors has no reason to believe that any of the nominees will not be available for election. However, if any such nominees are not available for election, proxies may be voted for the election of other persons selected by the Board of Directors.

Mr. Larry Schuster resigned from the Board of Directors as of April 18, 2000. His term as director was to terminate in 2001. The Board of Directors has appointed Edward Bonifas to take Mr. Schuster's place on the Board of Directors. The Corporation acknowledges Mr. Schuster's years of service and expresses appreciation for his significant contribution.

Mr. George Starmann resigned from the Board of Directors as of November 7, 2000. His term as director was to terminate in 2001.

Further, Mr. Gary McCarter has resigned from the Board of Directors as of December 31, 2000. His term as director was to terminate in 2001. As per the By-Laws of the Corporation and because Mr. McCarter has been retired from Farmers Insurance for three years, he was required to resign from the Board. The Corporation acknowledges Mr. McCarter's years of service and expresses appreciation for his significant contribution.

                                DIRECTOR NOMINEES


--------------------------------------------------------------------------------------------------------------
NAME                                   AGE           PRINCIPAL OCCUPATION (1, 2)
--------------------------------------------------------------------------------------------------------------
Walter Alexander                       66            President, Alexander Lumber Co.,
                                                     and building material sales (1976)

Edward Bonifas                         41            Vice President, Alarm Detection Systems Inc.,
                                                     alarm systems, CCTV, Card Access,
                                                     Locksmiths (2000)

William Meyer                          53            President, William F. Meyer Co.,
                                                     A wholesale plumbing supply company (1995)

William B. Skoglund                    50            President and CEO of the
                                                     Corporation, President and
                                                     CEO of Old Second (1992)
--------------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated, each director nominee has been employed in his principal occupation with the same organization or other responsible position with the same organization for at least the last five years, or is retired after having served in responsible positions with the organization indicated.
(2) The date shown in parentheses refers to the year originally elected or appointed to The Board of Directors of Old Second or the Corporation. Pursuant to a reorganization in 1982, Old Second became a wholly-owned subsidiary of the Corporation. Each director has served continuously since the date indicated.

                              CONTINUING DIRECTORS


--------------------------------------------------------------------------------------------------------------
NAME                                   AGE        PRINCIPAL OCCUPATION (1, 2)
--------------------------------------------------------------------------------------------------------------
James Benson (3)                       70          Chairman of the Board of the
(Senior Director)                                  Corporation (1971)

Marvin Fagel (4)                       53          President, Aurora Packing Co. and Chairman
                                                   of the Board and CEO, New City Packing
                                                   Company, a meat packing company (1996)

William Kane (4)                       50          Partner, Label Printers Inc., a
                                                   printing company (1999)

Kenneth Lindgren (4)                   60          President, Daco Incorporated, contract
                                                   manufacturer of machined components (1990)

Jesse Maberry (4)                      57          Treasurer, Aurora Bearing Company,
                                                   manufacturer of rod end and spherical bearings (1985)

D. Chet McKee (5)                      61          Vice President-Special Projects,
                                                   Rush-Copley Medical Center,
                                                   Formerly President and CEO,
                                                   Rush-Copley Medical Center (1978)

Gerald Palmer (5)                      55          Vice President/General Manager,
                                                   Caterpillar Inc., construction equipment
                                                   manufacturer (1998)

James Carl Schmitz (5)                 52          Tax Consultant, previously Director of
                                                   Taxes with H. B. Fuller Company (1998) and
                                                   previously tax specialist with KPMG LLP (1999)
--------------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated, each director has been employed in his principal occupation with the same organization or other responsible position with the same organization for at least the last five years, or is retired after having served in responsible positions with the organization indicated.
(2) The date shown in parentheses refers to the year originally elected or appointed to the Board of Directors of Old Second or the Corporation. Pursuant to a reorganization in 1982, Old Second became a wholly-owned subsidiary of the Corporation. Each director has served continuously since the date indicated.
(3) Mr. Benson attained the age of 70 in October 2000; he will continue to serve as Chairman of the Board of the Corporation for 2001 and assumes Senior Director status for a period of three years.
(4)  Serves as director until 2002.
(5)  Serves as director until 2003.

Walter Alexander, a director nominee of the Corporation, is also a director of Wausau-Mosinee Paper Corporation, a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act. Gerald Palmer, a director of the Corporation, is also a director of JLG Industries, a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act.

Upon attaining age 70, an elected director assumes the status of a Senior Director for a period of three years. Every senior director has a right to attend all Board of Director meetings to which they are appointed and to participate in all discussions during such meetings. However, a Senior Director does not have the right to vote on any matter. Currently, the only senior member of the Board of Directors is Chairman James Benson.

The Board of Directors of the Corporation has established Audit and Nominating Committees, as well as other committees, to assist in the discharge of its responsibilities. The principal responsibilities of the Audit and Nominating Committees are described below. The members of each committee serve on the respective committees during the period between annual stockholders' meetings. The Corporation does not have a Compensation Committee, since compensation levels are determined by the Board of Directors of each subsidiary of the Corporation. The Corporation's executive officers also are executive officers of Old Second, and are compensated by Old Second rather than the Corporation; accordingly, their compensation is determined and approved by the Compensation Committee and Board of Directors of Old Second. The members of the Corporation's Audit Committee during 2000 were Messrs. Alexander, Kane, McCarter, McKee, and Schmitz. The Audit Committee met six times during 2000 and Walter Alexander, Chairman of the Audit Committee, met on a quarterly basis with the independent accountants. The Audit Committee Charter sets forth the duties and responsibilities of the Audit Committee.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing objective and independent oversight of the Corporation's accounting functions and internal controls. Such oversight responsibility includes, but is not limited to, responsibility relating to the Corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit compliance and other programs as established by management and the Board. This responsibility is for the benefit of the stockholders, potential stockholders, and the investment community. The Committee undertakes to maintain free and open communication between the Committee, independent accountants, internal auditors and management of the Corporation. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel or other experts for this purpose.

The Committee is appointed by the Board of Directors and is comprised of at least three directors, each of whom is independent of management and the Corporation, and acts under a written charter that was approved on May 16, 2000. Each of the members of the Committee is independent as defined by the Corporation policy and Nasdaq listing standards. All committee members are financially literate and at least one member has accounting or related financial management expertise. A copy of the Committee Charter is attached to this Proxy Statement as "Appendix A."

The responsibilities of the Committee include recommending to the Board of Directors an accounting firm to be engaged as the Corporation's independent accountants. As appropriate, the Committee reviews and evaluates, consults, and discusses with the Corporation's management, its internal audit personnel and independent accountants the following:

     - The plan for, and the independent accountant report on, each audit of the Corporation's financial statements.

     - The Corporation's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders.

     - Changes in the Corporation's accounting practices, principles, controls or methodologies, or in the Corporation's financial statements.

     -    Significant developments in accounting rules.

     - The adequacy of the Corporation's internal accounting controls, and accounting, financial and auditing personnel.

     - The establishment and maintenance of an environment at the Corporation that fosters ethical behavior.

During the year 2000, the Committee reviewed and obtained approval of the Audit Committee Charter which it believes appropriately complies with the standards of SEC regulations and Nasdaq listing standards. After appropriate review, the Committee determined that it had fulfilled its responsibilities under the Committee Charter.

The Committee is responsible for recommending to the Board of Directors that the Corporation's financial statements be included in the Corporation's annual report. For the year of 2000, a given number of steps were taken in making such recommendations. Initially, the Committee discussed with Ernst & Young LLP, the Corporation's independent accountants for 2000, those matters Ernst & Young LLP communicated to and discussed with the Committee under applicable auditing standards, i.e. SAS 61, including information regarding the scope and results of the audit. The Committee discussed the audit with management of the Corporation. These communications and discussions are intended to assist the Committee in overseeing the financial reporting and disclosure process.

Second, the Committee discussed Ernst & Young's independence with Ernst & Young LLP and received a letter from Ernst & Young LLP concerning independence as required under applicable independence standards, i.e., ISE Standard #1, for auditors of public companies. The discussion and disclosure confirmed Ernst & Young's independence, and assisted the Committee in evaluating such independence. The Committee adheres strongly to the principles underlying the requirement that independent accountants maintain their independence in strict compliance with appropriate independence rules.

Lastly, the Committee reviewed and discussed with the Corporation's management and Ernst & Young LLP, the Corporation's consolidated balance sheets at December 31, 2000 and 1999, and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000. Based on discussions with Ernst & Young LLP regarding the audit, the independence discussions, and the financial statement review, or any other matters deemed relevant by the Committee, the Committee recommended to the Board that these financial statements be included in the Corporation's 2000 Annual Report on Form 10-K.

                                 AUDIT COMMITTEE

                           Walter Alexander, Chairman
                                  William Kane
                                  Gary McCarter
                                  D. Chet McKee
                                  James Schmitz

The members of the Corporation's Nominating Committee during 2000 were Messrs. Alexander, Benson, Lindgren, Maberry, McKee, Skoglund, and Starmann (until Mr. Starmann's resignation on November 7, 2000). The committee reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Nominating Committee will consider suggestions from all sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Corporation. This committee met one time during 2000.

The Board of Directors held 12 meetings during 2000. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. During 2000, all of the directors attended at least 75% of the aggregate of the Corporation's Board of Directors meetings and meetings of the committees on which they served.

All persons who serve as directors of the Corporation also serve as directors of Old Second. No fees are paid by the Corporation to the directors in their capacity as directors of the Corporation, and no fees are paid by Old Second to employee directors in their capacity as directors of Old Second. During 2000, Old Second paid directors' fees to non-employee directors which consisted of a $3,500 annual retainer fee, $500 for each Board of Directors meeting attended, and $200 for each committee meeting attended.

                             EXECUTIVE COMPENSATION

The Corporation has an annual incentive bonus program which was adopted in 1999, with pay outs commencing in the fiscal year 2000. Under this plan, the Compensation Committee of the Board of Directors and senior management establish a projected target award based on performance factors for specified employees. A bonus may or may not be paid at year end, depending on an assessment of performance against designated factors and goals.

The President/Chief Executive Officer's annual incentive bonus is based on factors of corporate performance. The annual incentive bonuses of other employees are based upon allocations of corporate and individual components that will fluctuate from person to person, based on individual performance.

The Plan permits the Compensation Committee of the Board of Directors to designate any officers or key management employee of the Corporation, or any of its subsidiaries (an undeterminable number of persons) as participants. The Compensation Committee annually selects a peer group, consisting of bank holding companies or financial holding companies, with assets of similar size. The Compensation Committee will then ascertain an annual performance goal. The annual performance goal will be any one or a combination of:

     - The relative ranking of the Corporation's performance among members of its designated peer group;
     - A method of relating the Corporation's performance to the performance of members of the designated peer group; and/or
     - Achievement by the Corporation of specified, absolute levels of performance which are uncertain when specified.

Performance of both the Corporation and any member of a peer group will be determined by any one or a combination of the following business criteria, as specified by the Compensation Committee: net income, net income per share, return on equity, operating income, operating income per share, return on average assets or operating income return on equity. Payment of an incentive bonus to a participant is entirely contingent upon the attainment of the performance goal of the year established by the Compensation Committee during the first quarter of the year. The incentive bonus will be paid as soon as feasible following final determination and certification by the Compensation Committee of the amount payable for year.

Bonuses payable in 2000 include, but are not limited to, the following individuals: William Skoglund and J. Douglas Cheatham. The Plan operates on a fiscal year basis. Selection as a participant for a year is limited to that year and does not ensure selection for any other year.

The following table sets forth information with respect to compensation paid for the fiscal years ended December 31, 2000, 1999, and 1998 to those persons who were at any time during 2000: (i) the chief executive officer, and (ii) the other executive officers of the Corporation whose annual salary exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM
                                      ANNUAL COMPENSATION                COMPENSATION AWARDS
                                      -------------------                -------------------
NAME AND                                               OTHER ANNUAL      SECURITIES     ALL OTHER
PRINCIPAL POSITION             YEAR     SALARY ($) (1) COMPENSATION      UNDERLYING     COMPENSATION ($) (2)
                                                       ($) (3)           OPTIONS
---------------------------------------------------------------------------------------------------------------------
JAMES BENSON                   2000     $120,000              0                0              0
Chairman of the Board          1999     $108,750       $  5,428                0              0
of the Corporation and         1998     $115,165              0                0              0
Retired Chief Executive
Officer of the Corporation

WILLIAM B. SKOGLUND            2000     $289,750       $37,440           $10,000        $17,261
President and Chief            1999     $258,822       $ 5,332           $ 8,500        $16,511
Executive Officer              1998     $227,633             0           $ 8,000        $14,796
of the Corporation;
President and Chief Executive
Officer of Old Second

J. DOUGLAS CHEATHAM            2000     $156,000       $25,020           $ 4,000       $  7,095
Chief Financial Officer        1999     $ 93,750             0           $ 2,500       $ 25,000 (4)
of the Corporation

GEORGE STARMANN III (5)        2000     $225,496       $24,720                 0       $ 15,207
Executive Vice                 1999     $208,281       $12,344           $ 5,000       $ 14,457
President and Secretary        1998     $195,325             0           $ 6,300       $ 13,476
of the Corporation; Executive
Vice President and Senior Trust
Officer of Old Second
-------------------------------------------------------------------------------------------------------------------

(1) Salary amounts for Mr. Benson include director fees received from the Corporation's subsidiaries in the amounts of $32,200, $28,750, and $37,750 for the years 2000, 1999, and 1998 respectively. Salary amounts for Mr. Skoglund include director fees received from the Corporation's subsidiaries in the amounts of $16,750 for 2000, $16,800 for 1999, and $14,950 for 1998.
     Salary amounts for Mr. Starmann include director fees received from the Corporation's subsidiary Mortgage Company of $3,600 for 2000.
(2) The amounts shown for 2000 represent the contribution to (i) the Corporation's qualified Profit Sharing Plan and Trust in the amounts of $9,350 each for Messrs. Skoglund and Starmann, and $5,203 for Mr. Cheatham;
     (ii) the Corporation's Salary Savings Plan in the amount of $3,400 each for Messrs. Skoglund and Starmann, and $1,892 for Mr. Cheatham as vested and accrued during 2000; and (iii) the Corporation's nonqualified Supplemental Executive Retirement Plan ("SERP") in the amounts of $4,511 and $2,457 for Messrs. Skoglund and Starmann, respectively.
(3) Included in column "Other Annual Compensation" is a bonus payable in 2000 and included in column "Other Annual Compensation" is a car allowance for the year ending 1999.
(4) This amount represents a signing bonus as provided for in Mr. Cheatham's Employment Agreement.
(5) Mr. Starmann resigned as Executive Vice President and from the Board of Directors as of November 7, 2000.

                                  OPTION GRANTS

The following table provides information about stock options granted during 2000 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR*


-------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANT
                                                                                POTENTIAL REALIZABLE
                                       PERCENT OF                               VALUE AT ASSUMED
                                       TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                                       GRANTED TO      EXERCISE                 PRICE APPRECIATION
                        OPTIONS        EMPLOYEES IN    PRICE      EXPIRATION    FOR OPTION TERM
NAME                    GRANTED (#)    FISCAL YEAR     ($/SHARE)  DATE                 5%         10%
-------------------------------------------------------------------------------------------------------------------
J. Douglas Cheatham       4,000        12.3%           $23.75     12-19-10      $ 59,745     $151,406

William B. Skoglund      10,000        30.8%           $23.75     12-19-10      $149,362     $378,514
-------------------------------------------------------------------------------------------------------------------

*Messrs. Cheatham and Skoglund received the 2000 options on December 19, 2000. One third of the options granted vest and become exercisable on each of the first three anniversaries of their grant date.

                       STOCK OPTION EXERCISES AND HOLDINGS

The following table provides information on shares underlying options exercisable at the end of 2000 and options exercised during 2000 for the Named Executive Officers.

             AGGREGATED OPTION EXERCISES AND YEAR-END VALUE FOR 2000


-------------------------------------------------------------------------------------------------------------------

                                                   SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-
                                                   UNEXERCISED OPTIONS HELD AT  MONEY OPTIONS HELD AT FISCAL
                                                   FISCAL YEAR-END              YEAR-END (1)
                                                   ---------------------------- --------------------------
                      SHARES
                      ACQUIRED      VALUE
NAME                  ON EXERCISE   REALIZED (1)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
J. Douglas Cheatham       0             0             833        5,667          $     0      $  0
William B. Skoglund       0             0          24,666       18,334          $51,699      $  0
George Starmann III       0             0          26,800 (2)        0          $47,663      $  0
-------------------------------------------------------------------------------------------------------------------

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on December 31, 2000 multiplied by the applicable number of shares.
(2) As a result of Mr. Starmann's resignation as of November 7, 2000, all of his outstanding options became immediately vested and exercisable on such date; the options shall remain exercisable for three years after the date of his resignation.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Old Second has furnished the following report on executive compensation.

The Corporation's executive officers are also executive officers of Old Second and are compensated by Old Second and not the Corporation. Accordingly, their compensation is determined and approved by the Compensation Committee and Board of Directors of Old Second. The members of the Compensation Committee and Board of Directors of Old Second are directors of both the Corporation and Old Second. The members of the Compensation Committee during 2000 were Messrs. Alexander, Fagel, Kane, McCarter, and Meyer. Although the executive officers are compensated by Old Second and their compensation is determined by the Compensation Committee of Old Second, their scope of authority for management of the Corporation, as well as of Old Second, is an important consideration by the Committee when establishing compensation.

                 COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES

The Corporation's mission is to maximize stockholder value over the long term. To accomplish this mission, the Corporation has developed a comprehensive business strategy that emphasizes superior financial products and customer services. The Corporation believes its executive compensation program should motivate its executives to both individually and collectively take actions that support the attainment of this mission.

     - The program of executive compensation should strengthen the relationship between pay and performance by providing compensation that is dependent upon the level of success in meeting specified corporate goals.
     - Compensation opportunities should enhance the Corporation's ability to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the successful operation and management of the Corporation depends.
     - Each program element should target compensation levels at rates that are reflective of current market practices. Offering market-comparable pay opportunities should allow the Corporation to maintain a stable, successful management team.
     - Competitive market data is provided by an independent consultant and is published information comparing all midwestern banks of comparable size.

                       ELEMENTS OF EXECUTIVE COMPENSATION
                                (a) BASE SALARIES

Annually, the Compensation Committee reviews each executive's base salary. It is the Corporation's philosophy that base salaries offer security to executives and allow the Corporation to attract competent executive talent and maintain a stable management team. The Compensation Committee of Old Second targets base salaries at market levels, though compensation may be adjusted above or below the median based on company performance. Initially, base salaries are determined by evaluating an executive's level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives, and competitive compensation programs for senior executives at comparable banks.

Adjustments to base salaries are driven primarily by corporate performance measured primarily in terms of earnings per share, return on equity and assets, and enhancement of book value per share. When measuring individual performance, the Compensation Committee considers the executive's efforts in achieving established financial and business objectives, managing and developing employees, and enhancing long term relationships with customers.

Mr. Benson will continue as Chairman of the Board for the Corporation during fiscal 2001. In determining Mr. Benson's salary in 2000, the Compensation Committee considered Mr. Benson's continuing advisory role and his individual performance and contributions. Accordingly, Mr. Benson's base consulting fee was increased by 7% from his 1999 base consulting fee. As the President and Chief Executive Officer of the Corporation, Mr. Skoglund's salary increased by 10% to reflect a salary commensurate with his role and responsibilities. In determining Mr. Skoglund's salary in 2000, the Compensation Committee also considered Mr. Skoglund's individual performance and his long-term contributions to the success of the Corporation. Overall, salary increases for the other senior executives were at a rate comparable to the increases provided to similar executives at other banks, as shown by survey data.

                                (b) STOCK OPTIONS

To establish a link between compensation and management's performance in creating value for stockholders, top level management employees were granted stock options during 2000 pursuant to the Corporation's Long-Term Incentive Plan as approved by stockholders in 1994. To reinforce the Corporation's long-term perspective and to help retain valued executives, these options vest ratably over the three-year period following grant. Options are issued at the market value of Corporation Common Shares on the date of the grant, thus providing reward only for future stock appreciation. Future grants of option awards are expected to be reviewed on an annual basis.

Named Executive Officers received stock option grants comparable to the long-term incentive opportunity granted to individuals with the same or similar position at various banks of similar size. The grants are similar in size to the options that were granted in the previous fiscal year. The Compensation Committee has determined that the compensation opportunities should reflect overall corporate and individual achievement, as well as competitive compensation practices.

             (c) BENEFITS, QUALIFIED SERVICE PLANS, AND PERQUISITES

Benefits offered to key executives serve a different purpose than does base salary and other elements of compensation. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. Benefits offered to key executives are generally those offered to the general employee population with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.

The Corporation offers eligible employees three tax-qualified retirement plans: a 401(k) Savings plan, a profit sharing plan, and a pension plan. The pension plan targets a 50% pay replacement, integrated with the participant's social security benefits, at normal retirement age following a full career of service. The 401(k) savings program authorizes a maximum voluntary salary deferral of up to 12% (with a partial company match), subject to statutory limitations. The profit sharing arrangement provides an annual discretionary contribution to the retirement account of each employee based in part on the bank's profitability in a given year, and on each participant's annual compensation. Excluding employees of nonbanking subsidiaries who participate in the 401(k) plan only, participation in these plans is likewise offered to the general employee population of full-time salaried and regular part-time employees. Benefits under these plans, taken as a whole, are competitive with comparable banks and bank holding companies.

              POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. The Compensation Committee has carefully considered the impact of this tax code provision and has determined that it is unlikely to affect the deductibility of compensation paid to executive officers.

                                   CONCLUSION

The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of stockholders and the Corporation. The Compensation Committee believes these policies motivate executives to contribute to the Corporation's overall future successes, thereby enhancing the value of the Corporation for the stockholders' benefit.

         COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF OLD SECOND

                              Mr. Walter Alexander
                                Mr. Marvin Fagel
                                Mr. William Kane
                                Mr. Gary McCarter
                                Mr. William Meyer

                              EMPLOYMENT CONTRACTS

Effective January 2, 1996, Mr. Benson retired as Chief Executive Officer of Old Second. However, during 1996, 1997, and 1998 Mr. Benson continued in his position as Chairman of the Board of the Corporation and retained the title of Chief Executive Officer of the Corporation until June 1998 when Mr. Skoglund was named President and Chief Executive Officer of the Corporation. As determined at the Board of Directors meeting on December 19, 2000, Mr. Benson will continue in his position as Chairman of the Board of the Corporation through December 31, 2001. As in the years 1996-2001, Mr. Benson will continue to serve on the Board Committees of the mortgage company and banks in the holding company, will participate in exit interviews with regulatory examiners, and will be available to bank management as a consultant. In exchange for these and other services to be performed during fiscal 2001, Mr. Benson will receive a fee of $87,800.

On January 1, 1997, Mr. Skoglund entered into a Compensation and Benefits Assurance Agreement with the Corporation. The initial term of the agreement was for one year, through December 31, 1997, but is automatically extended for successive one-year periods, unless earlier terminated by either the executive or the Corporation, in accordance with the applicable provisions thereof. The agreement provides for lump-sum payments of severance benefits in the amount of three times base salary for Mr. Skoglund in the event of a "Change in Control" (as defined in the agreement) of the Corporation or Old Second and a qualifying termination includes an involuntary termination without cause or a constructive termination. Mr. Skoglund would also receive three years continuation of welfare benefits, one year of outplacement services, accelerated vesting of stock options or other incentive awards, plus any additional payment necessary to make the executive whole for any excise taxes that may be imposed.

Mr. Cheatham, Chief Financial Officer of the Corporation, entered into a Benefit Assurance Agreement with the Corporation on May 17, 1999. The initial term of his Agreement was through December 31, 2000 but is automatically extended for successive one-year periods, unless earlier terminated by him or the Corporation in accordance with the terms of the agreement. This agreement provides for lump-sum severance benefits in the amount of two times base salary in the event of a "Change in Control" (as defined in the agreement) of the Corporation or Old Second and a qualifying termination includes an involuntary termination without cause or a constructive termination. He would receive two years continuation of welfare benefits, one year of outplacement services, accelerated vesting of stock options or other incentive awards, plus any additional payment necessary to make him whole for any excise tax that may be imposed.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               OLD SECOND BANCORP INC; S&P 500; NASDAQ BANK INDEX
                              AND CUSTOM PEER GROUP


                                    [GRAPH]



---------------------------------------------------------------------------------------------------
                                   OLD SECOND        NASDAQ                         CUSTOM
                  DATE               BANCORP       BANK INDEX      S& P 500       PEER GROUP
---------------------------------------------------------------------------------------------------
           December, 1995           $100.00        $100.00        $100.00         $100.00
           December, 1996           $115.68        $129.23        $122.90         $115.51
           December, 1997           $179.03        $215.10        $163.85         $195.42
           December, 1998           $155.55        $193.01        $210.58         $176.97
           December, 1999           $152.99        $181.87        $254.83         $160.84
           December, 2000           $146.32        $213.94        $231.61         $157.13
---------------------------------------------------------------------------------------------------

      *Total return assumes reinvestment of dividends on a quarterly basis.

The above graph represents the five-year cumulative total stockholder return for the Corporation, the S&P 500, the Nasdaq Bank Index and Old Second Bancorp's former peer group as of December 31, 2000. Merchants Bancorp Inc. is not included in the peer group since it was acquired by another bank during 2000. The former peer group includes First Oak Brook Bancshares Inc., Northern States Financial Corporation and Princeton National Bancorp Inc. Going forward, the Corporation intends to rely on the Nasdaq Bank Index rather than the Custom Peer Group.

                                  PENSION PLAN

Excluding employees of non-banking subsidiaries, all full-time salaried and regular part-time employees who have completed one year of service are eligible for participation in the Corporation's Pension Plan and the remuneration credited each participant includes all direct salaries and wages paid. Generally speaking, retirement benefits are based on final average monthly earnings during the highest five consecutive years of employment during the last ten years before retirement and integrates with a portion of the Primary Social Security Benefit payable to the participant. A participant receives monthly the amount calculated under the following formula: the monthly average of the 60 highest paid consecutive months out of the final ten years of employment times the sum of (i) 1-2/3% times the number of years of credited service up to a maximum of 30, and (ii) 1/2% times the year of credited service over 30 years; less one-half the Primary Social Security Benefit payable to the participant.

The following table illustrates the annual amount of retirement income available under both the Corporation's Pension Plan and SERP (after deducting 1/2 of the social security benefit, but without limiting the retirement benefits for the single plan defined benefit limit of Section 415(c), for the combined plan
Section 415 limits, and for the includable compensation limitation of Section 401(a)(17) of the Internal Revenue Code (the "Code")) from such plan for a person 65 years of age in specified average earnings and years of service classification. The SERP restores benefits lost under the Pension Plan due to the limits imposed under Sections 401(a)(17) and 415 of the Code. The objective of the SERP is to permit those employees who are affected by the limitations of Code Sections 401(a)(17) and 415 to receive the same benefit they would have received under the Pension Plan but for the limitations imposed by the Code.

In certain cases, a participant's actual benefit may be less than that provided below:


------------------------------------------------------------------------------------------------------------
                                                      YEARS OF SERVICE
                     ---------------------------------------------------------------------------------------
COVERED
COMPENSATION            15            20            25          30           35           40
------------------------------------------------------------------------------------------------------------
$ 15,000              $ 2,250       $ 3,000      $  3,750     $  4,500     $  5,250     $  6,000
$ 25,000              $ 3,750       $ 5,000      $  6,250     $  7,500     $  8,750     $ 10,000
$ 35,000              $ 5,426       $ 7,235      $  9,043     $ 10,852     $ 12,250     $ 14,000
$ 50,000              $ 8,474       $11,299      $ 14,123     $ 16,948     $ 18,198     $ 20,000
$ 75,000              $14,223       $18,964      $ 23,705     $ 28,446     $ 30,321     $ 32,196
$100,000              $20,392       $27,189      $ 33,987     $ 40,784     $ 43,284     $ 45,784
$125,000              $26,642       $35,523      $ 44,403     $ 53,284     $ 56,409     $ 59,534
$150,000              $32,892       $43,856      $ 54,820     $ 65,784     $ 69,534     $ 73,284
$175,000              $39,142       $52,189      $ 65,237     $ 78,284     $ 82,659     $ 87,034
$200,000              $45,392       $60,523      $ 76,653     $ 90,784     $ 95,784     $100,784
$225,000              $51,642       $68,856      $ 86,070     $103,284     $108,909     $114,534
$250,000              $57,892       $77,189      $ 96,487     $115,784     $122,034     $128,284
$275,000              $64,142       $85,523      $106,903     $128,284     $135,159     $142,034
$300,000              $70,392       $93,856      $117,320     $140,784     $148,284     $155,784
------------------------------------------------------------------------------------------------------------

Covered compensation under the qualified and nonqualified pension formulas and the respective years of credited service as of December 31, 2000 for the executive officers named in the cash compensation table are as follows: William
B. Skoglund, $309,351 (28 years); George Starmann III, $246,617 (7 years); and
J. Douglas Cheatham, $181,020 (1 year).

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors, director nominees, and executive officers of the Corporation and their associates were customers of, and had transactions with, the Corporation and its subsidiaries in the ordinary course of business during 2000. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loans, transactions in repurchase agreements and certificates of deposit, and depository relationships, in the opinion of management, were made on substantially the same terms, including interest rates, collateral, and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with other persons and in the ordinary course of business and did not involve more than the normal risk of collectibility or present unfavorable features. The total debt for all affiliated individuals as named in the foregoing, including all loans, with The Old Second National Bank represents 15.31% of stockholders' equity as of December 31, 2000.

                                   PROPOSAL 2:

                             INDEPENDENT ACCOUNTANTS

Ernst & Young LLP , has been selected by the Corporation to be the Corporation's independent accountants for the fiscal year ending December 31, 2001. The Board of Directors will propose the adoption of a resolution at the Annual meeting ratifying and approving the selection of Ernst & Young. Fees for the last fiscal year were: Annual audit - $145,500, audit-related services - $16,000 and all other services - $31,995. Audit-related services generally include fees for benefit plan audits and SEC registration statements. All other services include fees for the preparation of tax returns and other tax service. Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to the appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2.

                              STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the Corporation's 2002 Annual Meeting of stockholders and desires that the proposal be included in the Corporation's Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Corporation's principal executive offices no later than October 24, 2001. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Corporation's Proxy Statement for the Corporation's 2002 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Corporation receives notice of the matter to be proposed not later than January 27, 2002. Even if proper notice is received on or prior to January 27, 2002, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act .

                                     GENERAL

The cost of this proxy solicitation will be borne by the Corporation. Solicitation will be made primarily through the use of the mail, but officers, directors, or regular employees of the Corporation may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity. In addition, the Corporation will reimburse brokerage houses and other custodians, nominees, or fiduciaries for their reasonable expense in forwarding proxies and proxy material to the beneficial owner of such shares.

As of the date of this Proxy Statement, management knows of no other matters to be brought before the Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        /s/ James Benson
                                        James Benson
                                        Chairman


                                        /s/ William Skoglund
                                        William Skoglund
                                        Chief Executive Officer
                                        And President


Aurora, Illinois
March 13, 2001

                                   APPENDIX A
                            OLD SECOND BANCORP, INC.

                         Charter of the Audit Committee
                            of the Board of Directors
                                  May 16, 2000

                                 I. ORGANIZATION
This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain approval of the Board of Directors. The Committee is appointed by the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Corporation. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Corporation. All Committee members shall be financially literate (or become financially literate within a reasonable period of time after appointment to the Committee) and at least one member shall have accounting or related financial management expertise.

                             II. STATEMENT OF POLICY
The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to stockholders, potential stockholders, the investment community and others relating to the Corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation's financial statements, and the legal compliance and ethics programs as established by management of the Board. In doing so, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent accountants, the internal auditors and management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, or other experts for this purpose.

                       III. RESPONSIBILITIES AND PROCESSES
The Audit Committee has a responsibility to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements, and the independent accountants are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting and sound business risk practices.

            IV. PRINCIPAL RECURRING PROCESSES OF THE AUDIT COMMITTEE
The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

     - The Committee shall have a clear understanding with management and the independent accountants that the independent accountants are ultimately accountable to the Board and the Audit Committee, as representatives of the Corporation's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate replace the independent accountants. The Committee shall discuss with the accountants their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Corporation's independent accountants, subject to stockholders' approval.

     - The Committee shall discuss with the internal auditors the overall scope and plans for their respective audits including the adequacy of staffing. Also, the Committee shall discuss with management, the internal auditors, and the independent accountants, the adequacy and effectiveness of the accounting and financial controls, including the Corporation's system to monitor and manage business risk, and legal Compliance programs. Further the Committee shall meet separately with the internal auditors, with and without management present, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements with management and the independent accountants prior to the filing of the Corporation's quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and other matters required to be communicated under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purpose of this review.

     - The Committee shall review with management and the independent accountants the financial statements to be included in the Corporation's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

                         [OLD SECOND BANCORP BANKS LOGO]

             37 South River Street/ Aurora, IL 60507/ (630) 892-0202

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 2001
                            OLD SECOND BANCORP, INC.
                                AURORA, ILLINOIS

The undersigned hereby appoints Jesse Maberry, Townsend Way Jr., and Philip C. Ruddy, or any one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Old Second Bancorp, Inc., which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of said Corporation to be held at the Corporation's premises at 37 South River Street, Aurora, Illinois on the 17th day of April, 2001, at 11:00 a.m., central time, and at any and all postponements or adjournments thereof:

(1)  Election of Directors.

     ___ For all nominees listed            ___  Withhold Authority               ___ Abstain
         below (except as marked to              to vote for all nominees
         the contrary).                          listed below.

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

      Walter Alexander, Edward Bonifas, William Meyer, William B. Skoglund

(2) Ratification and approval of the selection of Ernst & Young LLP as the Corporation's independent accountants for the fiscal year ending December 31, 2001.

     ____FOR                               ____AGAINST                            ____ABSTAIN

(3) In their discretion on such other matters as may properly come before the meeting or at any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED FOR DIRECTORS AND FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

Dated______________               ____________________________________________________________

                                  ____________________________________________________________
                                  Stockholder's signature - please sign name exactly as
                                  imprinted below. Do not print. PLEASE INDICATE
                                  ANY CHANGE OF ADDRESS.

NOTE:    Executors, administrators, trustees, and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.
                    PLEASE DATE, SIGN AND RETURN THIS PROXY.